Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atossa Therapeutics, Inc.

Seattle, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (333-223949), Form S-3 (333-192390 and 333-220572), and Form S-8 (No. 333-185625 and 333-193952) of Atossa Therapeutics, Inc. of our report dated March 26, 2020, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Seattle, Washington
March 26, 2020